Exhibit 10.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

Written Agreement by and between 1st FINANCIAL SERVICES CORPORATION Hendersonville, North Carolina and FEDERAL RESERVE BANK OF RICHMOND Richmond, Virginia	Docket No. 10-177-WA/RB-HC

WHEREAS, 1st Financial Services Corporation, Hendersonville, North Carolina (“1st Financial”), a registered bank holding company, owns and controls Mountain 1st Bank & Trust Company, Hendersonville, North Carolina (the “Bank”), a state nonmember bank;

WHEREAS, it is the common goal of 1st Financial and the Federal Reserve Bank of Richmond (the “Reserve Bank”) to maintain the financial soundness of 1st Financial so that 1st Financial may serve as a source of strength to the Bank;

WHEREAS, 1st Financial and the Reserve Bank have mutually agreed to enter into this Written Agreement (the “Agreement”); and

WHEREAS, on September 27, 2010, the board of directors of 1st Financial, at a duly constituted meeting, adopted a resolution authorizing and directing William H. Burton to enter into this Agreement on behalf of 1st Financial, and consenting to compliance with each and every provision of this Agreement by 1st Financial and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u) and 1818(b)(3)).

NOW, THEREFORE, 1st Financial and the Reserve Bank agree as follows:

Source of Strength

1. The board of directors of 1st Financial shall take appropriate steps to fully utilize 1st Financial’s financial and managerial resources, pursuant to section 225.4 (a) of Regulation Y of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including, but not limited to, taking steps to ensure that the Bank complies with the Consent Order entered into with the Federal Deposit Insurance Corporation (“FDIC”) on February 25, 2010, and any other supervisory action taken by the Bank’s federal or state regulator.

Dividends

2.(a) 1st Financial shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors.

(b) 1st Financial shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

(c) All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date. All requests shall contain, at a minimum, current and projected information on 1st Financial’s capital, earnings, and cash flow; the Bank’s capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, 1st Financial must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors’ Policy Statement on the Payment of Cash Dividends by

State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).

Debt and Stock Redemption

3.(a) 1st Financial shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b) 1st Financial shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Capital Plan

4. Within 60 days of this Agreement, 1st Financial shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at 1st Financial on a consolidated basis. The plan shall, at a minimum, address, consider, and include:

(a) The consolidated organization’s and the Bank’s current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D) and the applicable capital adequacy guidelines for the Bank issued by the Bank’s federal regulator;

(b) the adequacy of the Bank’s capital, taking into account the volume of classified credits, concentrations of credit, allowance for loan and lease losses, current and projected asset growth, and projected retained earnings;

(c) the source and timing of additional funds necessary to fulfill the consolidated organization’s and the Bank’s future capital requirements;

(d) supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by its federal regulator; and

(e) the requirements of section 225.4(a) of Regulation Y of the Board of Governors that 1st Financial serve as a source of strength to the Bank.

5. 1st Financial shall notify the Reserve Bank, in writing, no more than 45 days after the end of any quarter in which any of 1st Financial’s capital ratios fall below the approved plan’s minimum ratios. Together with the notification, 1st Financial shall submit an acceptable written plan that details the steps that 1st Financial will take to increase 1st Financial’s capital ratios to or above the approved plan’s minimums.

Cash Flow Projections

6. Within 60 days of this Agreement, 1st Financial shall submit to the Reserve Bank a written statement of its planned sources and uses of cash for debt service, operating expenses, and other purposes (“Cash Flow Projection”) for 2011. 1st Financial shall submit to the Reserve Bank a Cash Flow Projection for each calendar year subsequent to 2011 at least one month prior to the beginning of that calendar year.

Compliance with Laws and Regulations

7.(a) In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, 1st Financial shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831(i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.).

(b) 1st Financial shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the FDIC’s regulations (12 C.F.R. Part 359).

Progress Reports

8. Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders’ equity.

Approval and Implementation of Plan

9.(a) 1st Financial shall submit a written capital plan that is acceptable to the Reserve Bank within the applicable time period set forth in paragraph 4 of this Agreement.

(b) Within 10 days of approval by the Reserve Bank, 1st Financial shall adopt the approved capital plan. Upon adoption, 1st Financial shall promptly implement the approved plan, and thereafter fully comply with it.

(c) During the term of this Agreement, the approved capital plan shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

10. All communications regarding this Agreement shall be sent to:

(a)	A. Linwood Gill, III

Vice President

Federal Reserve Bank of Richmond

P.O. Box 27622

Richmond, Virginia 23261

(b)	Mr. Michael G. Mayer

Chief Executive Officer

1st Financial Services Corporation

101 Jack Street

Hendersonville, North Carolina 28792

Miscellaneous

11. Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion, grant written extensions of time to 1st Financial to comply with any provision of this Agreement.

12. The provisions of this Agreement shall be binding upon 1st Financial and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

13. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

14. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting 1st Financial, the Bank, or any of their current or former institution-affiliated parties and their successors and assigns.

15. Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 13th day of October, 2010.

1st FINANCIAL SERVICES CORPORATION		FEDERAL RESERVE BANK OF RICHMOND

By:	/s/ William H. Burton	By:	/s/ A. Linwood Gill, III
	William H. Burton		A. Linwood Gill, III
	Chairman of the Board		Vice President